Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Newgioco Group, Inc.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-232531) Newgioco Group, Inc. of our report dated July 2, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

Roberto Seymandi

Partner

Turin, Italy

July 2, 2020